Calculation of Filing Fee Tables
S-3
Nuvectis Pharma, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, $0.00001 par value per share	457(o)
		Equity	Preferred Stock, $0.00001 par value per share	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
		Other	Subscription Rights	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 150,000,000.00	0.0001381	$ 20,715.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 150,000,000.00		$ 20,715.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 11,403.86
			Net Fee Due:						$ 9,311.14
Offering Note
[1]	a) Represents securities that may be offered and sold from time to time in one or more offerings by Nuvectis Pharma, Inc. (the "Registrant"). b) There are being registered hereunder an indeterminate number of shares of common stock and preferred stock, an indeterminate principal amount of debt securities, an indeterminate number of warrants to purchase common stock, preferred stock or debt securities, an indeterminate number of units, and an indeterminate number of subscription rights to purchase an indeterminate number of common stock or preferred stock, from time to time, which together shall have an aggregate initial offering price not to exceed $150,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal as shall result in an aggregate offering price not to exceed $150,000,000 less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price of the securities will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. The securities registered hereunder also include an indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or subscription rights or pursuant to the anti-dilution provisions of any the securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder include an indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. c) The proposed maximum aggregate offering price reflected in the table has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Nuvectis Pharma, Inc.	S-3	333-270657	03/17/2023		$ 11,403.86	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 103,483,282.81
Fee Offset Sources		Nuvectis Pharma, Inc.	S-3	333-270657		03/17/2023						$ 11,403.86
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $103,483,281.81 of unsold securities (the "Unsold Securities") previously registered on the registrant's registration statement on Form S-3 (File No. 333-270657), which was initially filed with the Securities and Exchange Commission on March 17, 2023 (the "Prior Registration Statement") and had a proposed maximum aggregate offering price of $150,000,000. The registrant sold an aggregate of $46,516,718.19 of such securities under the Prior Registration Statement, leaving the balance of $103,483,281.81 of Unsold Securities, in respect of which the registrant paid an aggregate registration fee of $11,403.86 (calculated at the filing fee rate which was in effect at the time of the filing of the Prior Registration Statement) relating to the Unsold Securities under the Prior Registration Statement. No additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. A filing fee of $9,311.14 is paid herewith in connection with the $46,516,718.19 of additional securities registered hereunder. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A